                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement             / /        Confidential, for Use of the
                                                              Commission
/X/        Definitive Proxy Statement                         only (as permitted by Rule 14a-6(e)(2)
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                      ALLIED DEVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 /X/ No fee required.
 / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                           ALLIED DEVICES CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 31, 1998

                            ------------------------

                                                               Baldwin, New York
                                                                  March 12, 1998

To the Holders of Common Stock
of ALLIED DEVICES CORPORATION:

    The Annual Meeting of the Stockholders of ALLIED DEVICES CORPORATION will be held at the offices of Haythe & Curley, 237 Park Avenue, 20th Floor, New York, New York 10017, on March 31, 1998 at 9:30 o'clock A.M. for the following purposes, as more fully described in the accompanying Proxy Statement:

    1. To elect directors of the Company for the ensuing year.

    2. To consider and take action upon a proposal to ratify the Board of Directors' selection of BDO Seidman to serve as the Company's independent auditors for the Company's fiscal year ending September 30, 1998.

    3. To consider and take action upon a proposal to amend the Company's 1993 Stock Option Plan to increase from 1,250,000 to 1,500,000 the number of shares of Common Stock available for options under the Plan.

    4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    The close of business on March 3, 1998 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                      By Order of the Board of Directors,

                                                       Mark Hopkinson, Secretary

    You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                PROXY STATEMENT

    This Proxy Statement, which will be mailed commencing on or about March 12, 1998 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Allied Devices Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on March 31, 1998, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 2365 Milburn Avenue, Baldwin, New York 11510.

    Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

    At the close of business on March 3, 1998, the record date stated in the accompanying Notice, the Company had outstanding 4,619,942 shares of common stock, $.001 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

    Directors are elected by plurality vote. Adoption of proposals 2 and 3 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                            I. ELECTION OF DIRECTORS

    Five directors will be elected at the Annual Meeting of Stockholders to be held on March 31, 1998, each to serve until the 1999 Annual Meeting of Stockholders and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominees named will be unable or will decline to serve.

    Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                                                 SHARES OF COMMON STOCK
                                                                                  OWNED BENEFICIALLY AS
                                                                                           OF               PERCENT
NAME AND CERTAIN BIOGRAPHICAL INFORMATION                                          JANUARY 15, 1998(1)     OF CLASS
-------------------------------------------------------------------------------  -----------------------  -----------

MARK HOPKINSON, age 50, has been Chairman of the Board since 1981, when he and           1,014,571(2)(7)       20.82%
  Mr. Bartow organized the acquisition of the Company. He also served as
  President of the Company from 1981 until March 1994. He is a graduate of the
  University of Pennsylvania and of the Harvard Graduate School of Business
  Administration. Prior to acquiring the Company, he was a management consultant, working originally with Theodore Barry & Associates from 1977 to
  1978 and later as an independent and with the Nicholson Group from 1978 to
  1981. The focus of his work in the period leading up to 1981 was development of emerging growth companies, both in the United States and in lesser developed countries. He served as an officer in the United States Navy from
  1969 to 1972.

P.K. BARTOW, age 50, has been President of the Company since March 1994. He                850,688(3)(7)       17.59%
  also served as Vice President of the Company from 1981 until March 1994.
  Prior to acquiring the Company, Mr. Bartow had joined the Nicholson Group in
  1978, and performed facility and feasibility studies for emerging growth companies. While at the Company, he has been the Director of Marketing from
  1981 onwards, and in that capacity has established a network of independent manufacturers' representatives across the United States and in the United
  Kingdom, Israel and selected regions in Canada. He has also organized and published the Company's 650+ page catalog. Mr. Bartow received a B.A. degree from Williams College in 1970, and a M.Arch degree from the University of
  Pennsylvania in 1974.

SALVATOR BALDI, age 76, was one of the original founders of the Company in                 767,807(4)(7)       15.88%
  1947. He has been a Director of the Company since February 1994. The business was started as a general machine shop and developed through the years as a supplier to certain principal competitors of the Company in the market for standardized precision mechanical parts. By the late 1970's, the Company had become a competitor, offering its own catalog of components. He and his partners sold the Company to the investor group assembled by Mr. Hopkinson and Mr. Bartow in October 1981, with Mr. Baldi remaining with the Company under an employment contract. By the time his contract expired two years later, Mr. Baldi had negotiated to repurchase an interest in the Company. He currently works on an abbreviated work schedule.

                                                                                 SHARES OF COMMON STOCK
                                                                                  OWNED BENEFICIALLY AS
                                                                                           OF               PERCENT
NAME AND CERTAIN BIOGRAPHICAL INFORMATION                                          JANUARY 15, 1998(1)     OF CLASS
-------------------------------------------------------------------------------  -----------------------  -----------
CHRISTOPHER T. LINEN, age 50, became a Director of the Company during fiscal                40,000(5)           0.86%
  1997. He is currently principal of Christopher Linen & Company, through which he has invested in a series of early stage, internet and technology-related enterprises. Prior to this, from 1975 until 1996, he was an executive with
  Time Inc. (later Time Warner Inc.) where he managed a series of six subsidiaries or divisions in Asia, Latin America, the United States, and worldwide. Prior to that, he was Assistant Financial Director of the Italhai
  Holding Company, Ltd. (Bangkok), during which tenure he was Publisher of the
  Bangkok World, an English language daily newspaper. He is a director of
  Starmedia Networks Inc., Chairman of NirvanaSoft Inc., and a Trustee of The
  Family Academy, an experimental public school. He holds a B.A. from Williams
  College and attended the Graduate School of Business Administration at New
  York University.

MICHAEL MICHAELSON, age 75, has been a Director of the Company since 1990. He              225,084(6)(7)        4.72%
  has been President and sole stockholder of Rainwater Enterprises, Ltd. since
  1979, providing management and marketing consultation services to clients principally in publishing and related industries. He is also on the board of directors of Metro Tel Corp., a publicly held company in the telecommunications field. From 1986 to 1989, he was Chairman of the Council on Economic Priorities. From 1977 to 1979, he was co-founder and Chairman of the Board of Games Magazine, which was sold to Playboy magazine in 1979. From
  1970 to 1978, Mr. Michaelson worked for Publishers Clearing House, where he was Senior Vice President. From 1968 to 1970, he was President and founder of
  Campus Subscriptions, Inc. Mr. Michaelson served in the United States Army in the South Pacific during World War II, where he was a Company Commander in the 38th infantry, 25th division and received the Bronze Star and the Purple
  Heart. He received a B.S. degree from New York University in 1948.

------------------------

(1) Except as indicated hereafter, each of the nominees has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

(2) Mark Hopkinson is General Partner of the Hopkinson Family Partnership (in which he has exclusive management rights), which owns 700,000 of the shares included herein. Mr. Hopkinson owns 51,911 shares in his own name. Also included in Mr. Hopkinson's shareholdings are 5,660 shares represented by warrants exercisable by Mr. Hopkinson until December 31, 1999 and 257,000 shares represented by currently exercisable options. Mr. Hopkinson disclaims beneficial ownership of 15,700 shares owned by his wife.

(3) Included in Mr. Bartow's shareholdings are 1,722 shares represented by warrants exercisable by Mr. Bartow until December 31, 1999 and 225,000 shares represented by currently exercisable options. Mr. Bartow disclaims beneficial ownership of 15,000 shares owned by his immediate family.

(4) Included in Mr. Baldi's shareholdings are 898 shares represented by warrants exercisable by Mr. Baldi until December 31, 1999 and 225,000 shares represented by currently exercisable options.

(5) Included in Mr. Linen's shareholdings are 25,000 shares represented by currently exercisable options.

(6) Included in Mr. Michaelson's shareholdings are 52,584 shares represented by warrants exercisable by Mr. Michaelson until December 31, 1999 and 110,000 shares represented by currently exercisable options. Mr. Michaelson owns 62,500 shares in his own name. Mr. Michaelson disclaims beneficial ownership of 118,500 shares owned by his wife.

(7) As consideration for various services rendered to the Company in the period 1983 until 1990, the Company issued certain stockholders warrants to purchase up to 340,000 shares of Common Stock at prices ranging from $.30 per share to $.70 per share. Certain of those warrants were exercised in fiscal 1996 and fiscal 1997, prior to their expiration. 60,864 of these warrants remained exercisable at September 30, 1997.

    During the fiscal year ended September 30, 1997 the Board of Directors of the Company met four times. Each of the persons named in the table above attended at least 75% of the meetings of the Board of Directors which were held during the time that such person served.

    The Board has a Compensation Committee. The members of the Compensation Committee are Michael Michaelson, who serves as Chairman, and Christopher T. Linen. The Compensation Committee makes recommendations to the full Board as to compensation of senior management and determines the executives who are to receive options and the number of shares subject to each option. The Compensation Committee did not meet during the fiscal year ended September 30, 1997.

    The Board has an Audit Committee. The members of the Audit Committee are Christopher T. Linen and Michael Michaelson. The Audit Committee meets at least once per year in advance of the Annual Meeting of Stockholders of the Company with the Company's independent auditors. The Audit Committee acts as a liaison between the Board and the independent auditors and annually recommends to the Board the appointment of the independent auditors. The Audit Committee reviews with the independent auditors the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of the Company's internal accounting controls.

    The directors and officers of the Company, other than Messrs. Linen and Michaelson, are active in its business on a day-to-day basis. No family relationships exist between any of the directors and officers of the Company, except that Philip Baldi, son of Salvator Baldi, a Director of the Company, is a Vice-President and Manager of the Company.

    The Company's Certificate of Incorporation contains a provision, authorized by Nevada law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Nevada corporate law, or obtained an improper personal benefit.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information for the fiscal years ended September 30, 1997, 1996 and 1995 concerning the compensation paid or awarded to the Chairman and Chief Executive Officer of the Company. No other executive officer of the Company received fiscal 1997 salary and bonus compensation which exceeded $100,000. The Company's Directors receive $1,250 per meeting for their services as such and reimbursement for any expenses they may incur in connection with their services as directors.

                           SUMMARY COMPENSATION TABLE

                                                                                                               LONG TERM
                                                                                                             COMPENSATION
                                                                   FISCAL                  OTHER ANNUAL     AWARDS-OPTIONS
NAME OF OFFICER AND PRINCIPAL POSITION                              YEAR       SALARY      COMPENSATION           (#)
---------------------------------------------------------------  -----------  ---------  -----------------  ---------------

Mark Hopkinson,................................................        1997   $  97,221      $       0            27,400
  Chairman and Chief                                                   1996   $  98,098      $       0            29,000
Executive Officer                                                      1995   $  90,116      $       0             4,600

    Under the terms of the Company's 1993 Incentive Stock Option Plan, the following options were granted to the Chief Executive Officer of the Company during fiscal year 1997:

                                                        NUMBER OF          % OF TOTAL
                                                       SECURITIES        OPTIONS GRANTED      EXERCISE OR
                                                       UNDERLYING        TO EMPLOYEES IN      BASE PRICE    EXPIRATION
NAME                                                 OPTIONS GRANTED       FISCAL YEAR          ($/SH)         DATE
---------------------------------------------------  ---------------  ---------------------  -------------  -----------

Mark Hopkinson.....................................        10,250                 9.8%         $    0.70       12/1/06

                                                            5,150                 4.9%         $    0.67       2/15/07

                                                           12,000                11.5%         $    0.70       7/31/07

   AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                                                                             VALUE OF
                                                                                              NUMBER OF    UNEXERCISED
                                                                                             SECURITIES    IN-THE-MONEY
                                                                                             UNDERLYING      OPTIONS/
                                                                                             UNEXERCISED       SARS
                                                                                            OPTIONS/SARS    AT FY-END
                                                                                            AT FY-END (#)      ($)
                                                                                  VALUE     -------------  ------------
                                                            SHARES ACQUIRED     REALIZED    EXERCISABLE/   EXERCISABLE/
NAME                                                        ON EXERCISE (#)        ($)      UNEXERCISABLE  UNEXERCISABLE
--------------------------------------------------------  -------------------  -----------  -------------  ------------

Mark Hopkinson..........................................          --            $  --          257,000/0    $99,585/$0

------------------------

(1) In-the-money options are those for which the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of the in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

    No compensation to management has been waived or accrued to date.

    Under the terms of its employee stock option plan (adopted in October 1993 and amended in December 1995), the Board of Directors is empowered at its discretion to award options to purchase an aggregate of 1,250,000 shares of the Company's Common Stock to key employees. Prior to fiscal 1997, the Company had granted options to purchase an aggregate of 1,087,600 shares to key employees and Directors, with exercise prices ranging from $0.35 to $3.25 per share. During fiscal 1997, the Company granted options to purchase 104,400 shares of the Company's Common Stock, at exercise prices ranging from $0.35 to $2.44, to 11 individuals (one non-management member of the Board of Directors, one executive, and nine non-executive managers).

STOCK OPTION PLAN

    In October 1993, the Company adopted the 1993 Stock Option Plan (the "Plan"), which empowers the Board of Directors at its discretion to award options to purchase an aggregate of 1,000,000 shares of Common Stock to key employees. In December 1995, the Board of Directors adopted an amendment to the Plan, approved by the stockholders in March 1996, to increase the number of shares of Common Stock available for options under the Plan to 1,250,000. In January 1998, the Board of Directors adopted an amendment to the Plan, subject to approval by the stockholders, to increase the number of shares of Common Stock available for options under the Plan to 1,500,000. See "III. Approval of Amendment to the 1993 Stock Option Plan" below.

    The Compensation Committee of the Board of Directors determines the executives who are to receive options and the number of shares to be subject to each option. The Executive Committee determines the persons who are not executives who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Compensation Committee and/or the Executive Committee may consider any factors it deems relevant, including present and potential contributions to the success of the Company. Options granted under the Plan must be exercised within a period fixed by the Compensation Committee or the Executive Committee, which may not exceed ten years from the date of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Compensation Committee or the Executive Committee.

    Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of an optionee, may be exercised only by the optionee. The exercise price may not be less than the market value of the Common Stock on the date of grant of the option. In the case of incentive stock options granted to any holders on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company and its subsidiaries, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. Unless designated as "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, options which are granted under the Plan are intended to be "nonstatutory stock options". The exercise price may be paid in cash, shares of Common Stock owned by the optionee, or in a combination of cash and shares.

    The Plan provides that in the event that any member of the Compensation Committee is not a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as in effect at April 30, 1991, the maximum number of shares of Common Stock which may be subject to options granted to all directors is 950,000, and the maximum number of shares of Common Stock which may be subject to options granted to each director who is an officer or employee of the Company is 250,000.

    The Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Compensation Committee, or the Board of Directors in the case of options granted to directors, may, in its discretion, make adjustments with respect to the number of shares which may be issued under the Plan or which are covered by outstanding options, in the exercise price per share, or both. The Compensation Committee may in its discretion provide that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, outstanding options under the Plan will become exercisable in full or in part, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be.

    Either authorized and unissued shares or treasury shares of Common Stock, or both, may be used for purposes of the Plan. Shares covered by options which terminate or expire prior to exercise will be available for further options under the Plan.

    For federal income tax purposes, an employee will not recognize income upon the grant of a nonqualified stock option. However, except in the case of certain employees who are subject to Section 16(b) of the Securities Exchange Act of 1934, an employee will recognize ordinary income upon the exercise of a non-qualified stock option equal to the excess (if any) of the fair market value of the shares purchased at the time of exercise over the exercise price. The Company will be entitled to a tax deduction in the same amount at the same time as the optionee realizes such income. Upon the sale of shares purchased, the optionee will realize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the shares at the time of exercise. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares were held by the optionee.

    An employee will not recognize income upon the grant of an incentive stock option or, except as noted below, upon the exercise of an incentive stock option and the Company will not be entitled to a deduction in respect thereof. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will realize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee will recognize ordinary income, and the Company will be entitled to a deduction to the extent of the excess of the fair market value of the shares at the time of exercise or the amount realized on the sale (whichever is less) over the option price. The balance of any gain realized will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held by the optionee.

    The excess of the fair market value of incentive option stock at the time of exercise over the option price may constitute an item of tax preference for purposes of the alternative minimum tax. Thus, under certain circumstances, the exercise of an incentive stock option may result in a tax at the time of exercise. The basis of the shares is increased by the amount treated as a tax preference item.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended September 30, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April 1990, the Company granted Michael Michaelson, a Director, 50,000 warrants to purchase Common Stock in return for uncompensated service to the Company. Each warrant is exercisable at a price of $.30 per warrant for one share of Common Stock until April 15, 1998.

    In August 1987, certain officers and stockholders purchased unsecured 10% promissory notes from the Company in the aggregate amount of $157,680: including Mark Hopkinson, $75,000; P.K. Bartow, $25,000; Salvator Baldi, $7,680; and Michael Michaelson, $25,000. In December 1994, all such notes were retired by paying 10% unsecured promissory notes due December 31, 1995, and granting warrants to purchase Common Stock at the rate of one warrant per $20 of principal of the notes being retired, as follows:

                                                                                     PRINCIPAL AMOUNT   NUMBER OF
                                                                        CASH PAID      OF NEW NOTES     WARRANTS
                                                                       ------------  ----------------  -----------

Salvator Baldi.......................................................  $   1,796.59   $    16,169.32          898

P.K. Bartow..........................................................  $   3,445.14   $    31,006.25        1,722

Mark Hopkinson.......................................................  $  11,319.74   $   101,877.69        5,660

Michael Michaelson...................................................  $   5,167.71   $    46,509.37        2,584

    Each warrant is exercisable at a price of $2.00 per warrant for one share of Common Stock until December 31, 1999. The notes were retired during fiscal 1996.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

    The shareholdings of the persons (other than Mark Hopkinson (who is also the only executive officer of the Company named in the Summary Compensation Table of the Company), P.K. Bartow, Salvator Baldi and Michael Michaelson, each of whose shareholdings are set forth above and each of whose address is 2365 Milburn Avenue, Baldwin, New York 11510) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of January 15, 1998, and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                                               SHARES OF COMMON
                                                                                  STOCK OWNED
NAME AND ADDRESS                                                                 BENEFICIALLY     PERCENT OF CLASS
-----------------------------------------------------------------------------  -----------------  -----------------

All Executive Officers and                                                          2,908,150(1)          52.56%
  Directors as a Group (8 persons)...........................................

------------------------

(1) See footnotes (2) through (7) on pages 3 and 4. Also includes 10,000 shares represented by currently exercisable options held by Andrew J. Beck, Assistant Secretary of the Company.

             II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has selected BDO Seidman to serve as independent auditors for the Company for the fiscal year ending September 30, 1998. The Board of Directors considers BDO Seidman to be eminently qualified.

    Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

    The Board of Directors recommends that stockholders vote FOR ratification of the selection of BDO Seidman to examine the financial statements of the Company for the Company's fiscal year ending September 30, 1998. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

    A representative of BDO Seidman will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

            III. APPROVAL OF AMENDMENT TO THE 1993 STOCK OPTION PLAN

    There will be presented to the stockholders at the Meeting a proposal to amend the Plan to increase from 1,250,000 to 1,500,000 the number of shares of Common Stock available for options under the Plan by deleting the first sentence of Section 3 and substituting in place thereof the following sentence:

    "There shall be available for options under the Plan a total of 1,500,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof."

    As of January 15, 1998, options to purchase 1,150,400 shares of Common Stock were outstanding under the Plan.

    The Board of Directors believes that the future success of the Company depends upon attracting and retaining qualified management and employees, and that the foregoing amendment will assist the Company in attracting and retaining persons of superior ability. The Board of Directors believes that the amendment is in the best interests of the Company. See "I. Election of Directors" above for additional information regarding the Plan.

    The foregoing amendment has been adopted by the Board of Directors, subject to stockholder approval. The amendment will not become effective unless approved by a majority of the shares of Common Stock present and voting at the Meeting. The Board of Directors recommends that the stockholders vote FOR adoption of the amendment to the Plan. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby FOR adoption of the amendment to the Plan unless otherwise instructed therein.

                               IV. OTHER MATTERS

    The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                V. MISCELLANEOUS

    If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted IN FAVOR of the nominees proposed by the Board of Directors in the election of directors, FOR the ratification of the Board of Directors' selection of independent auditors for the Company and FOR the adoption of the amendment to the Plan.

    All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

    It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company by November 12, 1998 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

ANNUAL REPORT ON FORM 10-KSB

    A copy of the Company's Annual Report on Form 10-KSB, including the financial statements and financial statement schedules for the fiscal year ended September 30, 1997, which has been filed with the Securities and Exchange Commission, will be sent, without charge, to stockholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Allied Devices Corporation, 2365 Milburn Avenue, Baldwin, New York 11510.

Baldwin, New York
March 12, 1998

                           ALLIED DEVICES CORPORATION

             PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MARCH 31, 1998

    The undersigned, a stockholder of ALLIED DEVICES CORPORATION, does hereby appoint MARK HOPKINSON and P.K. BARTOW, or either of them, his proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, March 31, 1998 at 9:30 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

1.         Election of Directors, FOR all nominees                                           WITHHOLD AUTHORITY / /
           listed below / /
           (except as marked to the contrary                                                 to vote for all nominees listed below
           below)
                                            Mark Hopkinson, P.K. Bartow, Salvator Baldi,
                                            Christopher T. Linen and Michael Michaelson
(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)
------------------------------------------------------------------------------------------------------------------------
2.         Ratification of appointment of BDO Seidman as independent auditors for the fiscal year ending September 30, 1998.
                                  / /  FOR                     / /  AGAINST                     / /  ABSTAIN

                                                                                 (Continued and to be completed on the Reverse Side)

(Continued From Other Side)

3.         Amendment of the Company's 1993 Stock Option Plan to increase from 1,250,000 to 1,500,000 the number of shares of Common
           Stock available for options.
                                  / /  FOR                     / /  AGAINST                     / /  ABSTAIN
                                             The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                                                             Dated: , 1998
                                                             (L.S.)
                                                             (L.S.)
                                                             Stockholder(s) Sign Here

                                                             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                             USING THE ENCLOSED ENVELOPE.